UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2019

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36061	46-2346314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina	29492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On April 1, 2019, Joseph P. DiSabato, who is Managing Director of Goldman Sachs & Co. LLC (“Goldman Sachs”) and has served on the Board of Directors of Benefitfocus, Inc. (the “Company”) since certain funds managed by Goldman Sachs (the “Goldman Funds”) invested in the Company in 2007, informed the Company that he will be retiring from the Board effective immediately. Mr. DiSabato advised the Company that his decision to retire from the Board did not involve any disagreement with the Company, but instead reflects the Goldman Funds’ reduced ownership stake in the Company. The Board remains majority independent, and all of its committees are comprised of at least three independent directors under the relevant definitions.

(e)     Effective April 1, 2019, the current employment agreement of Raymond A. August, the Company’s President and Chief Executive Officer, was amended to grant Mr. August a one-time equity award for 2019 of restricted stock units for 50,000 shares of Company common stock (the “Retention Award”). The Retention Award vests 100% on April 1, 2023, subject to Mr. August’s continuous service to the Company through such date and accelerated vesting as described below.

The amendment also provides that if Mr. August is terminated by the Company without “cause” not in connection with a “change in control” (as such terms are defined in the amendment) and signs a release of claims against the Company, the Company will now provide him with his then current base salary for 18 months, one year’s bonus payment at target, 12 months of accelerated vesting on the time-based portion of all outstanding equity awards (except the Retention Award), and COBRA coverage for 18 months, provided Mr. August elects and remains eligible for such coverage. Pursuant to the amendment, if Mr. August is terminated without cause at or within 12 months of a change in control, the Company will now also provide Mr. August with one and a half times his targeted annual bonus and full acceleration of the time-based portion of all outstanding equity awards, subject to his signing a release. The material terms of Mr. August’s employment agreement and outstanding equity awards otherwise remain unchanged.

The foregoing summary of the material terms of the amendment to Mr. August’s employment agreement is subject to the full and complete terms of the amendment which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: April 3, 2019	/s/ Jonathon E. Dussault
Jonathon E. Dussault Chief Financial Officer